UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 15, 2006
(Date of earliest event reported)

THE KROGER CO.
(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Number)

1014 Vine Street
Cincinnati, OH 45201
(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Credit Facility

On November 15, 2006, The Kroger Co. executed a Five-Year Credit Agreement among the Company, the Initial Lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent and as Paying Agent, Citibank, N.A., as Administrative Agent, and Bank of America, N.A., The Royal Bank of Scotland plc, Union Bank of California, N.A., and The Bank of Tokyo-Mitsubishi, UFJ, Ltd., Chicago Branch, as Co-Syndication Agents. The Kroger Co. entered into this Agreement to replace its existing credit facilities and consolidate them into one five-year facility, and to make improvements to its pricing grid as well as other favorable modifications. A copy of the Five-Year Credit Agreement is attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Five-Year Credit Agreement among the Company, the Initial Lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent and as Paying Agent, Citibank, N.A., as Administrative Agent, and Bank of America, N.A., The Royal Bank of Scotland plc, Union Bank of California, N.A., and The Bank of Tokyo-Mitsubishi, UFJ, Ltd., Chicago Branch, as Co-Syndication Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE KROGER CO.

November 20, 2006	By:	/s/ Paul Heldman

Paul Heldman
Executive Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Five-Year Credit Agreement among the Company, the Initial Lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent and as Paying Agent, Citibank, N.A., as Administrative Agent, and Bank of America, N.A., The Royal Bank of Scotland plc, Union Bank of California, N.A., and The Bank of Tokyo-Mitsubishi, UFJ, Ltd., Chicago Branch, as Co-Syndication Agents.